SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is dated as of February 9, 2015, by and among ROOT9B TECHNOLOGIES, INC., a Delaware corporation (the “Company”), and __________________________________ (the “Purchaser”).

RECITALS

WHEREAS, the Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act.

WHEREAS, the Purchaser wishes to purchase, and the Company wishes to sell, at one or more closings, upon the terms and conditions stated in this Agreement, up to an aggregate of 6,685,230 shares of Common Stock and one or more warrants to purchase up to an aggregate of 6,145,008 shares of Common Stock which shall be exercisable pursuant to the terms set forth in a separate Warrant Agreement by and between the Company and the Purchaser substantially in the form attached hereto as Exhibit A (the “Warrant Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser hereby agree as follows:

ARTICLE I.

DEFINITIONS

1.1           Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or, to the Company’s Knowledge, threatened in writing against the Company, any Subsidiary or any of their respective properties or any officer, director or employee of the Company or any Subsidiary acting in his or her capacity as an officer, director or employee before or by any federal, state, county, local or foreign court, arbitrator, governmental or administrative agency, regulatory authority, stock market, stock exchange or trading facility.

“Additional Securities” means any shares of Common Stock, Common Stock Equivalents or other shares of capital stock of the Company issued after the date hereof, provided, however, that none of the following shall be considered Additional Securities: (i) currently outstanding shares of Common Stock Equivalents which are issued prior to the Initial Closing Date; (ii) shares of Common Stock issued to the stockholders of IPSA in connection with the IPSA Acquisition; (iii) options for shares of Common Stock that are granted to the employees of IPSA or the Company on or prior to the Subsequent Closing Date; or (iv) options for shares of Common Stock that are granted pursuant to the Company Stock Option Plans granted at or above the fair market value for such shares at the time of grant as determined by the Company’s Board of Directors.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act. With respect to the Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as the Purchaser will be deemed to be an Affiliate of the Purchaser.

“Aggregate Initial Purchase Price” has the meaning set forth in Section 2.1(a)

“Aggregate Subsequent Purchase Price” has the meaning set forth in Section 2.1(b)

 “Agreement” shall have the meaning ascribed to such term in the Preamble.

“Business Day” means a day, other than a Saturday, Sunday or a day on which commercial banking institutions in New York, New York are authorized or required by law or executive order to be closed.

“Buy-In” has the meaning set forth in Section 4.1(d).

“Buy-In Price” has the meaning set forth in Section 4.1(d).

“Closing Bid Price” means, for any security as of any date, the last closing price for such security on the Principal Trading Market, as reported by Bloomberg, or, if the Principal Trading Market begins to operate on an extended hours basis and does not designate the closing bid price then the last bid price of such security prior to 4:00 p.m., New York City Time, as reported by Bloomberg, or, if the Principal Trading Market is not the principal securities exchange or trading market for such security, the last closing price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the “pink sheets” on OTC Pink. If the Closing Bid Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Company and the Purchaser. If the Company and the Purchaser are unable to agree upon the fair market value of such security, then the Company shall, within two Business Days submit via facsimile (a) the disputed determination to an independent, reputable investment bank selected by the Purchaser and approved by the Company or (b) the disputed arithmetic calculation to the Company’s independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the holder of the results no later than ten Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent manifest error. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

“Commission” has the meaning set forth in the Recitals.

“Common Stock” means shares of the Common Stock, $0.001 par value per share of the Company and also includes any securities into which the Common Stock may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or any Subsidiary which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock.

“Company” has the meaning set forth in the Recitals.

“Company Counsel” means Ruskin Moscou Faltischek, P.C.

“Company Deliverables” has the meaning set forth in Section 2.3(a).

“Company’s Knowledge” means with respect to any statement made to the knowledge of the Company, that the statement is based upon the actual knowledge of the executive officers of the Company having responsibility for the matter or matters that are the subject of the statement after reasonable investigation.

“Company Stock Option Plans” means root9B Technologies, Inc. 2008 Stock Incentive Plan, as amended, and any other future equity incentive plans of the Company with similar objectives which shall be duly authorized and adopted by the Board of Directors and the shareholders of the Company.

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Deadline Date” has the meaning set forth in Section 4.1(d).

“Delaware Courts” means the state and federal courts sitting in the State of Delaware.

“Disclosure Materials” has the meaning set forth in Section 3.1(h).

“DTC” has the meaning set forth in Section 4.1(c).

“Environmental Laws” has the meaning set forth in Section 3.1(l).

“ERISA” has the meaning set forth in Section 3.1(kk).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“GAAP” means U.S. generally accepted accounting principles, as applied by the Company.

“Indemnified Person” has the meaning set forth in Section 4.8(b).

“Initial Closing” means the initial closing of the purchase and sale of the Initial Shares and the Initial Warrant pursuant to this Agreement.

“Initial Closing Date” means the third Trading Day following the date upon which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all of the conditions set forth in Sections 2.1(a), 2.1(c), 2.1(d)(i), 2.2, 5.1 and 5.2 hereof (in each case with respect to the Initial Closing) are satisfied, or such other date as the parties may agree.

“Initial Company Deliverables” has the meaning set forth in Section 2.2(a).

“Initial Purchaser Deliverables” has the meaning set forth in Section 2.2(b).

“Initial Shares” has the meaning set forth in Section 2.1(a).

“Initial Warrants” has the meaning set forth in Section 2.1(a).

“Initial Warrant Shares” has the meaning set forth in Section 2.1(a).

“Intellectual Property” has the meaning set forth in Section 3.1(r).

“IPSA” means IPSA International, Inc.

“IPSA Acquisition” means the Company’s acquisition of IPSA pursuant to that certain Agreement and Plan of Merger, dated as of February 6, 2015, by and among, the Company, IPSA and IPSA International Services, Inc..

“Legend Removal Date” has the meaning set forth in Section 4.1(c).

“Lien” means any lien, charge, claim, encumbrance, security interest, right of first refusal, preemptive right or other restrictions of any kind.

“Material Adverse Effect” means any of (i) a material and adverse effect on the legality, validity or enforceability of any Transaction Document , (ii) a material and adverse effect on the results of operations, assets, properties, business, condition (financial or otherwise) or prospects of the Company and the Subsidiaries, taken as a whole, or (iii) any adverse impairment to the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document.

“Material Contract” means any contract of the Company that was filed as an exhibit to the SEC Reports pursuant to Item 601 of Regulation S-K.

“Material Permits” has the meaning set forth in Section 3.1(p).

“Money Laundering Laws” has the meaning set forth in Section 3.1(ii).

“OFAC” has the meaning set forth in Section 3.1(hh).

“Outside Date” means the tenth day following the date of this Agreement; provided that if such day is not a Business Day, the first day following such day that is a Business Day.

“Outstanding Shares of Common Stock” means, as of any particular measurement time, the sum of (i) the total number of outstanding shares of Common Stock as of such time, and (ii) the total number of shares of Common Stock which the Purchaser has the right to acquire beneficial ownership of within sixty days of such measurement time (to the extent not included in (i)), including but not limited to any right to acquire shares of Common Stock through the exercise or conversion of any Common Stock Equivalents (including any Warrants issued pursuant to the Warrant Agreement after taking into account the exercise limitation contained in Section 3(h) of such Warrants).

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Press Release” has the meaning set forth in Section 4.6.

“Principal Trading Market” means the Trading Market, if any, on which the Common Stock is primarily listed on and quoted for trading, which, as of the Initial Closing Date, shall be the over the counter market as reported on the OTC Bulletin Board.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchase Price” means $1.10 per Share, provided however, that if the Company issues Additional Securities after the date hereof and prior to the Subsequent Closing Date, and the purchase price for such Additional Securities is less than $1.10 per share, then the Purchase Price shall be adjusted to match the purchase price for the Additional Securities.

“Purchased Shares” has the meaning set forth in Section 2.1(b).

“Purchaser” has the meaning set forth in the Recitals.

“Purchaser Deliverables” has the meaning set forth in Section 2.3(b).

“Purchaser Party” has the meaning set forth in Section 4.8(a).

“Regulation D” has the meaning set forth in the Recitals.

“Required Approvals” has the meaning set forth in Section 3.1(e).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” has the meaning set forth in Section 3.1(h).

“Secretary’s Certificate” has the meaning set forth in Section 2.2(a)(vi).

“Securities” means collectively, the Warrants, the Purchased Shares and the Warrant Shares.

“Securities Act” has the meaning set forth in the Recitals.

“Subsequent Closing” means the closing held after the Initial Closing relating to the purchase and sale of the Subsequent Shares and the Subsequent Warrant pursuant to this Agreement.

“Subsequent Closing Date” means the third Trading Day following the date upon which all of the conditions set forth in Sections 2.1(b), 2.1(c), 2.1(d)(ii), 2.3, 5.1 and 5.2 hereof (in each case with respect to the Subsequent Closing) are satisfied, or such other date as the parties may agree.

“Subsequent Company Deliverables” has the meaning set forth in Section 2.3(a).

“Subsequent Purchaser Deliverables” has the meaning set forth in Section 2.3(b).

“Subsequent Shares” has the meaning set forth in Section 2.1(b).

“Subsequent Warrants” has the meaning set forth in Section 2.1(b).

“Subsequent Warrant Shares” has the meaning set forth in Section 2.1(b).

“Subsidiary” means any entity in which the Company, directly or indirectly, owns sufficient capital stock or holds a sufficient equity or similar interest such that it is consolidated with the Company in the financial statements of the Company.

“Trading Day” means (i) if the Company’s Principal Trading Market is the over the counter market as reported on the OTC Bulletin Board, a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, (ii) if the Company’s Principal Trading Market is a Trading Market other than the over the counter market as reported on the OTC Bulletin Board, a day on which the Common Stock is listed or quoted and traded on its Principal Trading Market, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported in the “pink sheets” by Pink OTC Markets Inc. (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) or (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE Amex, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the schedules and exhibits attached hereto, the Warrant Agreement and the schedules and exhibits attached thereto, including without limitation the Warrant and the schedules and exhibits attached thereto and any other documents or agreements executed in connection with the transactions contemplated hereunder or thereunder.

“Transfer Agent” means Continental Stock Transfer and Trust, or any successor transfer agent for the Company.

“Warrants” has the meaning set forth in Section 2.1(b).

“Warrant Agreement” has the meaning set forth in the Recitals.

“Warrant Shares” has the meaning set forth in Section 2.1(b).

ARTICLE II.

PURCHASE AND SALE

2.1           Closings.

(a)           Purchase of the Initial Shares and Initial Warrant at the Initial Closing.  Subject to the terms and conditions set forth in this Agreement, at the Initial Closing the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, 5,586,450 shares of Common Stock (the “Initial Shares”) and a Warrant to purchase 5,135,018 shares of Common Stock (the “Initial Warrant” and the number of shares of Common Stock subject to the Initial Warrant, the “Initial Warrant Shares”) for an aggregate Purchase Price equal the product of (i) the number of Initial Shares, and (ii) the Purchase Price (the “Aggregate Initial Purchase Price”).

(b)           Purchase of the Subsequent Shares and the Subsequent Warrant at the Subsequent Closing.  If the IPSA Acquisition is consummated on or prior to the date that is thirty (30) days after the date of this Agreement, then, subject to the terms and conditions set forth in this Agreement, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, such number of additional shares of Common Stock that when added to the Initial Shares shall be equal to 9.9% of the Outstanding Shares of Common Stock as of immediately following the consummation of the IPSA Acquisition (the “Subsequent Shares” and together with the Initial Shares, the “Purchased Shares”) and a Warrant to purchase such number of shares of

Common Stock that when added to the number of shares of Common Stock subject to the Initial Warrant and the number of Purchased Shares shall be equal to 19.0% of the Outstanding Shares of Common Stock as of immediately following the consummation of the IPSA Acquisition (the “Subsequent Warrant” and the number of shares of Common Stock subject to the Subsequent Warrant, the “Subsequent Warrant Shares” and the Subsequent Warrant together with the Initial Warrant, the “Warrants” and the Subsequent Warrant Shares and the Initial Warrant Shares, together the “Warrant Shares”) for an aggregate Purchase Price equal to the product of (i) the number of Subsequent Shares, and (ii) the Purchase Price (the “Aggregate Subsequent Purchase Price”).

(c)           Closings.  The Initial Closing of the purchase and sale of the Initial Shares and the Initial Warrant and the Subsequent Closing of the purchase and sale of the Subsequent Shares and the Subsequent Warrant shall each take place at the offices of Wilmer Cutler Pickering Hale & Dorr LLP, 60 State Street, Boston, Massachusetts 02109, on the applicable closing date or at such other locations or remotely by facsimile transmission or other electronic means as the parties may mutually agree.

(d)           Form of Payment.

(i)           Unless otherwise agreed to by the Company and the Purchaser, on the Initial Closing Date, (1) the Company shall deliver to the Purchaser one or more stock certificates evidencing the Initial Shares and a fully executed copy of the Warrant Agreement and the Initial Warrant and (2) upon receipt thereof, the Purchaser shall wire the Aggregate Initial Purchase Price, in United States dollars and in immediately available funds, in accordance with the Company’s written wire transfer instructions.

(ii)           Unless otherwise agreed to by the Company and the Purchaser, on the Subsequent Closing Date, if any, (1) the Company shall deliver to the Purchaser one or more stock certificates evidencing the Subsequent Shares and a fully executed copy of the Subsequent Warrant and (2) upon receipt thereof, the Purchaser shall wire the Aggregate Subsequent Purchase Price, in United States dollars and in immediately available funds, in accordance with the Company’s written wire transfer instructions.

2.2           Initial Closing Deliveries.

(a)            On or prior to the Initial Closing Date, the Company shall issue, deliver or cause to be delivered to the Purchaser the following (the “Initial Company Deliverables”):

(i)	this Agreement, duly executed by the Company;

(ii)
one or more stock certificates, evidencing the Initial Shares subscribed for by the Purchaser hereunder, registered in the name of the Purchaser or as otherwise set forth on the Accredited Investor Questionnaire included as Exhibit B hereto;

(iii)	a legal opinion of Company Counsel, dated as of the Initial Closing Date which shall include the opinions set forth in Exhibit C hereto, executed by such counsel and addressed to the Purchaser;

(iv)           the Warrant Agreement and the Initial Warrant, duly executed by the Company;

(v)           a certificate of the Secretary of the Company (the “Secretary’s Certificate”), dated as of the Initial Closing Date, (a) certifying the resolutions adopted by the Board of Directors of the Company or a duly authorized committee thereof approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Securities, (b) certifying the current versions of the certificate of incorporation, as amended, and by-laws, as amended, of the Company and (c) certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company, in the form attached hereto as Exhibit D; and

(vii)	the Compliance Certificate referred to in Section 5.1(g).

(b)            On or prior to the Initial Closing Date, the Purchaser shall deliver or cause to be delivered to the Company the following (the “Initial Purchaser Deliverables”):

(i)	this Agreement, duly executed by the Purchaser;

(ii)            the Aggregate Initial Purchase Price, in U.S. dollars and in immediately available funds, by wire transfer in accordance with the Company’s written instructions;

(iii)	the Warrant Agreement, duly executed by the Purchaser; and

(iv)	a fully completed Accredited Investor Questionnaire in the form attached hereto as Exhibit B.

2.3           Subsequent Closing Deliveries.

(a)            On or prior to the Subsequent Closing Date, if any, the Company shall issue, deliver or cause to be delivered to the Purchaser the following (the “Subsequent Company Deliverables” and together with the Initial Company Deliverables, the “Company Deliverables”):

(i)
one or more stock certificates, evidencing the Subsequent Shares subscribed for by the Purchaser hereunder, registered in the name of the Purchaser or as otherwise set forth on the Accredited Investor Questionnaire included as Exhibit B hereto;

(ii)	the Subsequent Warrant, duly executed by the Company;

(iii)
a Secretary’s Certificate, dated as of the Subsequent Closing Date, (a) certifying the resolutions adopted by the Board of Directors of the Company or a duly authorized committee thereof approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Securities, (b) certifying the current versions of the certificate of incorporation, as amended, and by-laws, as amended, of the Company and (c) certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company, in the form attached hereto as Exhibit D; and

(iv)	the Compliance Certificate referred to in Section 5.1(g).

(b)            On or prior to the Subsequent Closing Date, the Purchaser shall deliver or cause to be delivered to the Company the following (the “Subsequent Purchaser Deliverables” and together with the Initial Purchaser Deliverables, the “Purchaser Deliverables”):

(i)	the Aggregate Subsequent Purchase Price, in U.S. dollars and in immediately available funds, by wire transfer in accordance with the Company’s written instructions; and

(ii)	a fully completed Accredited Investor Questionnaire in the form attached hereto as Exhibit B with respect to the Subsequent Shares if there are to be any changes with respect to the Subsequent Shares from the Accredited Investor Questionnaire delivered as of the Initial Closing Date.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1           Representations and Warranties of the Company. The Company hereby represents and warrants as of the date hereof and as of each of the Initial Closing Date and the Subsequent Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date), to the Purchaser that:

(a)           Subsidiaries. The Company has no direct or indirect Subsidiaries other than those listed in Schedule 3.1(a) hereto. Except as disclosed in Schedule 3.1(a) hereto, the Company owns, directly or indirectly, all of the capital stock or comparable equity interests of each Subsidiary free and clear of any and all Liens, and all the issued and outstanding shares of capital stock or comparable equity interest of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b)           Organization and Qualification. The Company and each of its “Significant Subsidiaries” (as defined in Rule 1-02 of Regulation S-X) is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own or lease and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Significant Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. The Company and each of its Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not in the reasonable judgment of the Company be expected to have a Material Adverse Effect.  The Company has conducted its business in compliance with all applicable federal, state and foreign laws, orders, judgments, decrees, rules, regulations and applicable stock exchange requirements, except for any noncompliance that, individually or in the aggregate, has not had and could not be reasonably expected to have a Material Adverse Effect.

(c)           Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder, including, without limitation, to issue the Securities in accordance with the terms hereof. The Company’s execution and delivery of each of the Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby (including, but not limited to, the sale and delivery of the Securities) have been duly authorized by all necessary corporate action on the part of the Company, and no further corporate action is required by the Company, its Board of Directors or its stockholders in connection therewith other than in connection with the Required Approvals. Each of the Transaction Documents to which it is a party has been (or upon delivery will have been) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law. Except for Material Contracts, there are no stockholder agreements, voting agreements, or other similar arrangements with respect to the Company’s capital stock to which the Company is a party or, to the Company’s Knowledge, between or among any of the Company’s stockholders.

(d)           No Conflicts. The execution, delivery and performance by the Company of the Transaction Documents to which it is a party and the consummation by the Company of the transactions contemplated hereby or thereby (including, without limitation, the issuance of the Securities) do not and will not (i) conflict with or violate any provisions of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or otherwise result in a violation of the organizational documents of the Company or any Subsidiary, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would result in a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Material Contract, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations and the rules and regulations, assuming the correctness of the representations and warranties made by the Purchaser herein, of any self-regulatory organization to which the Company or its securities are subject, including all applicable Trading Markets), or by which any property or asset of the Company is bound or affected, except in the case of clauses (ii) and (iii) such as would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(e)           Filings, Consents and Approvals. Neither the Company nor any of its Subsidiaries is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents (including, without limitation, the issuance of the Securities), other than (i) filings required by applicable state securities laws, (ii) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, (iii) the filing of any requisite notices and/or application(s) to the Principal Trading Market for the issuance and sale of the Common Stock and the listing of the Common Stock for trading or quotation, as the case may be, thereon in the time and manner required thereby, (iv) the filings required in accordance with Section 4.6 of this Agreement and (v) those that have been made or obtained prior to the date of this Agreement (collectively, the “Required Approvals”).

(f)           Issuance of the Securities. The issuance of the Purchased Shares and the Warrants have been duly authorized and the Purchased Shares and Warrant Shares, when issued and paid for in accordance with the terms of the Transaction Documents, will be duly and validly issued, fully paid and non-assessable and free and clear of all Liens, other than restrictions on transfer provided for in the Transaction Documents or imposed by applicable securities laws, and shall not be subject to preemptive or similar rights.   Assuming the accuracy of the representations and warranties of the Purchaser in this Agreement, the Securities will be issued in compliance with all applicable federal and state securities laws.

(g)           Capitalization.  The capitalization of the Company as of the date hereof and as of the Initial Closing Date is as set forth on Schedule 3.1(g).  The pro forma capitalization of the Company as of immediately following the consummation of the IPSA Acquisition is also set forth on Schedule 3.1(g).  All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable, have been issued in compliance in all material respects with all applicable federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase any capital stock of the Company. Except as specified on Schedule 3.1(g): (i) no shares of the Company’s outstanding capital stock are subject to preemptive rights or any other similar rights; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company, that are either not included as exhibits to the SEC Reports or that a form of which is not included as an exhibit to the SEC Reports; (iii) there are no material outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing indebtedness of the Company or by which the Company is bound; (iv) except as set forth on Schedule 3.1(g)(iv), there are no agreements or arrangements under which the Company is obligated to register the sale of any of their securities under the Securities Act; (v) there are no outstanding securities or instruments of the Company that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem a security of the Company; (vi) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (vii) the Company has no liabilities or obligations other than those disclosed in the SEC Reports or those which, individually or in the aggregate, will not have or could not reasonably be expected to have a Material Adverse Effect.  There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities.

(h)           SEC Reports; Disclosure Materials. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports” and together with this Agreement and the Schedules to this Agreement, the “Disclosure Materials”), on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective filing dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(i)           Financial Statements. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the balance sheet of the Company and its consolidated subsidiaries taken as a whole as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments, which would not be material, either individually or in the aggregate.

(j)           Tax Matters. The Company (i) has prepared and filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith, with respect to which adequate reserves have been set aside on the books of the Company and (iii) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply, except, in the case of clauses (i) and (ii) above, where the failure to so pay or file any such tax, assessment, charge or return would not have or reasonably be expected to have a Material Adverse Effect.

(k)           Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as disclosed in subsequent SEC Reports filed prior to the date hereof, (i) there have been no events, occurrences or developments that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered materially its method of accounting or the manner in which it keeps its accounting books and records, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (other than in connection with repurchases of unvested stock issued to employees of the Company), (v) the Company has not issued any equity securities to any officer, director or Affiliate, except Common Stock issued pursuant to existing Company Stock Option Plans and (vi) there has not been any material change or amendment to, or any waiver of any material right by the Company under, any Material Contract under which the Company or any of its Subsidiaries is bound or subject. Except for the transactions contemplated by this Agreement, no event, liability or development has occurred or exists with respect to the Company or its Subsidiaries or their respective business, properties, operations or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made that has not been publicly disclosed at least one Trading Day prior to the date that this representation is made.

(l)           Environmental Matters. Neither the Company nor any of its Subsidiaries (i) is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (ii) owns or operates any real property contaminated with any substance that is in violation of any Environmental Laws, (iii) is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or (iv) is subject to any claim relating to any Environmental Laws; in each case, which violation, contamination, liability or claim has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and, to the Company’s Knowledge, there is no pending or threatened investigation that might lead to such a claim.

(m)           Litigation. There is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) except as disclosed in the SEC Reports, is reasonably likely to have a Material Adverse Effect, individually or in the aggregate, if there were an unfavorable decision. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the Company’s knowledge there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company.  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any of its Subsidiaries under the Exchange Act or the Securities Act.

(n)           Employment Matters. No material labor dispute exists or, to the Company’s Knowledge, is imminent with respect to any of the employees of the Company which would have or reasonably be expected to have a Material Adverse Effect. None of the Company’s employees is a member of a union that relates to such employee’s relationship with the Company, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and each Subsidiary believes that its relationship with its employees is good. To the Company’s Knowledge, no executive officer is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of a third party, and to the Company’s Knowledge, the continued employment of each such executive officer does not subject the Company or any Subsidiary to any liability with respect to any of the foregoing matters. The Company is in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(o)           Compliance. Neither the Company nor any of its Subsidiaries (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any of its Subsidiaries under), nor has the Company or any of its Subsidiaries received written notice of a claim that it is in default under or that it is in violation of, any Material Contract (whether or not such default or violation has been waived), (ii) is in violation of any order of which the Company has been made aware in writing of any court, arbitrator or governmental body having jurisdiction over the Company or its properties or assets, or (iii) is in violation of, or in receipt of written notice that it is in violation of, any statute, rule or regulation of any governmental authority applicable to the Company, except in each case as would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(p)           Regulatory Permits. The Company and each of its Subsidiaries possess or have applied for all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as currently conducted and as described in the SEC Reports, except where the failure to possess such permits, individually or in the aggregate, has not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (“Material Permits”), and (i) neither the Company nor any of its Subsidiaries has received any notice in writing of proceedings relating to the revocation or material adverse modification of any such Material Permits and (ii) the Company is unaware of any facts or circumstances that would give rise to the revocation or material adverse modification of any Material Permits.

(q)           Title to Assets. The Company and its Subsidiaries have good and marketable title to all real property and tangible personal property owned by them which is material to the business of the Company and its Subsidiaries, taken as a whole, in each case free and clear of all Liens except such as do not materially affect the value of such property or do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(r)           Intellectual Property. The Company and its Subsidiaries own, possess, license or have other rights to use all foreign and domestic patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, inventions, trade secrets, technology, Internet domain names, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of their respective businesses as now conducted or as proposed to be conducted in the SEC Reports except where the failure to own, possess, license or have such rights would not have or reasonably be expected to have a Material Adverse Effect. Except as set forth in the SEC Reports and except where such violations or infringements would not have or reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (a) there are no rights of third parties to any such Intellectual Property; (b) there is no infringement by third parties of any such Intellectual Property; (c) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s and its Subsidiaries’ rights in or to any such Intellectual Property; (d) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property; and (e) there is no pending or threatened action, suit, proceeding or claim by others that the Company and/or any Subsidiary infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others.

(s)           Insurance. The Company and each of the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes to be prudent and customary in the businesses and locations in which the Company and the Subsidiaries are engaged. Neither the Company nor any of its Subsidiaries has received any notice of cancellation of any such insurance, nor, to the Company’s Knowledge, will it or any Subsidiary be unable to renew their respective existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(t)           Transactions With Affiliates and Employees. Except as set forth in the SEC Reports and other than the grant of stock options or other equity awards that are not individually or in the aggregate material in amount, none of the officers or directors of the Company and, to the Company’s Knowledge, none of the employees of the Company, is presently a party to any transaction with the Company or to a presently contemplated transaction (other than for services as employees, officers and directors) that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act.

(u)           Internal Accounting Controls. The Company maintains internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and such internal control over financial reporting is effective.

(v)           Sarbanes-Oxley; Disclosure Controls. The Company is in compliance in all material respects with all of the provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act), and such disclosure controls and procedures are effective, to the extent required to do so.

(w)           Certain Fees. No person or entity will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or the Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company with respect to the offer and sale of the Securities. The Company shall indemnify, pay, and hold the Purchaser harmless against, any liability, loss or expense (including, without limitation, attorneys’ fees and out-of-pocket expenses) arising in connection with any such right, interest or claim.

(x)           Private Placement. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2 of this Agreement, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchaser under the Transaction Documents.  The issuance and sale of the Securities does not contravene the rules and regulations of the Principal Trading Market.

(y)           Registration Rights. Except as set forth on Schedule 3.1(g)(iv), no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company other than those securities which are currently registered on an effective registration statement on file with the Commission.

(z)           No Integrated Offering. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, none of the Company, its Subsidiaries nor, to the Company’s Knowledge, any of its Affiliates or any Person acting on its behalf has, directly or indirectly, at any time within the past six months, made any offers or sales of any Company security or solicited any offers to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Securities as contemplated hereby or (ii) cause the offering of the Securities pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market on which any of the securities of the Company are listed or designated.

(aa)           Listing and Maintenance Requirements.  The Company has not, in the 12 months preceding the date hereof, received written notice from any Trading Market on which the Common Stock is listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance in all material respects with the listing and maintenance requirements for continued trading of the Common Stock on the Principal Trading Market.

(bb)           Investment Company. Neither the Company nor any of its Subsidiaries is required to be registered as, and is not an Affiliate of, and immediately following the Initial Closing Date and the Subsequent Closing Date will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(cc)           Questionable Payments. Neither the Company nor any of its Subsidiaries, nor any directors, officers, nor to the Company’s Knowledge, employees, agents or other Persons acting at the direction of or on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company: (a) directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to foreign or domestic political activity; (b) made any direct or indirect unlawful payments to any foreign or domestic governmental officials or employees or to any foreign or domestic political parties or campaigns from corporate funds; (c) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (d) made any other unlawful bribe, rebate, payoff, influence payment, kickback or other material unlawful payment to any foreign or domestic government official or employee.

(dd)           Application of Takeover Protections; Rights Agreements. The Company has not adopted any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

(ee)           Disclosure. The Company confirms that neither it nor any of its officers or directors nor any other Person acting on its or their behalf has provided the Purchaser or its respective agents or counsel with any information that it believes constitutes or could reasonably be expected to constitute material, non-public information except insofar as the existence, provisions and terms of the Transaction Documents and the proposed transactions hereunder may constitute such information, all of which will be disclosed by the Company in the Press Release(s) as contemplated by Section 4.6 hereof. The Company understands and confirms that the Purchaser will rely on the foregoing representations in effecting transactions in securities of the Company. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed, except for the announcement of this Agreement and related transactions and as may be disclosed on the Form 8-K filed pursuant to Section 4.6.

(ff)           Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company (or any Subsidiary) and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed and would have or reasonably be expected to have a Material Adverse Effect.

(gg)           Regulation M Compliance.  In the last thirty days, the Company has not, and to the Company’s Knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Purchased Shares, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the securities of the

 Company or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

(hh)           OFAC. Neither the Company nor any Subsidiary nor, to the Company’s Knowledge, any director, officer, agent, employee, Affiliate or Person acting on behalf of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not knowingly directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person or entity, towards any sales or operations in Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

(ii)           Money Laundering Laws. The operations of each of the Company and any Subsidiary are and have been conducted at all times in compliance with the money laundering statutes of applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”) and to the Company’s Knowledge, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company and/or any Subsidiary with respect to the Money Laundering Laws is pending or threatened.

(jj)           No General Solicitation or General Advertising.  Neither the Company nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Securities.

(kk)           ERISA.  The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (herein called “ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan”; or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “Pension Plan” for which the Company would have liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

3.2           Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants as of the date hereof and as of the Initial Closing Date and the Subsequent Closing Date to the Company as follows:

(a)           Organization; Authority. The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance by the Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate, partnership, limited liability company or other applicable like action, on the part of the Purchaser. Each of this Agreement and the Warrant Agreement has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b)           No Conflicts. The execution, delivery and performance by the Purchaser of this Agreement and the Warrant Agreement and the consummation by the Purchaser of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Purchaser, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Purchaser to perform its obligations hereunder.

(c)           Investment Intent. The Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to, or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities laws, provided, however, that by making the representations herein, the Purchaser does not agree to hold any of the Securities for any minimum period of time and reserves the right, subject to the provisions of this Agreement and the Warrant Agreement, at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. The Purchaser is acquiring the Securities hereunder in the ordinary course of its business. The Purchaser does not presently have any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the Securities (or any securities which are derivatives thereof) to or through any person or entity.

(d)           Reliance. The Company will be entitled to rely upon this Agreement and are irrevocably authorized to produce this Agreement or a copy hereof to (A) any regulatory authority having jurisdiction over the Company and its affiliates and (B) any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby, in each case, to the extent required by any court or governmental authority to which the Company is subject, provided that the Company provides the Purchaser with prior written notice of such disclosure to the extent practicable and allowed by applicable law.

(e)           Purchaser Status. At the time the Purchaser was offered the Securities, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(f)           General Solicitation. The Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement.

(g)           Experience of The Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment. Further, Purchaser understands that no representation is being made as to the future trading value or trading volume of the Common Stock.

(h)           Access to Information. The Purchaser acknowledges that it has had the opportunity to review the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of the Purchaser or its representatives or counsel shall modify, amend or affect the Purchaser’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in the Transaction Documents.

(i)           Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or the Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Purchaser.

(j)           Independent Investment Decision. The Purchaser has independently evaluated the merits of its decision to purchase Securities pursuant to the Transaction Documents. The Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Purchaser in connection with the purchase of the Securities constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.

(k)           Reliance on Exemptions. The Purchaser understands that the Securities being offered and sold to it in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities.

(l)           No Governmental Review. The Purchaser understands that no U.S. federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(l)           Residency. The Purchaser’s office in which its investment decision with respect to the Securities was made are located at the address immediately below the Purchaser’s name on its signature page hereto.

The Company and the Purchaser acknowledge and agree that no party to this Agreement has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Article III and the Transaction Documents.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1           Transfer Restrictions.

(a)           Compliance with Laws. Notwithstanding any other provision of this Article IV, the Purchaser covenants that the Securities may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state, federal or foreign securities laws.  In connection with any transfer of the Securities other than (i) pursuant to an effective registration statement, (ii) to the Company or (iii) pursuant to Rule 144 (provided that the transferor provides the Company with reasonable assurances (in the form of seller and broker representation letters) that such securities may be sold pursuant to such rule), the Company may require the transferor thereof to provide to the Company and the Transfer Agent, at the transferor’s expense, an opinion of counsel selected by the transferor and reasonably acceptable to the Company and the Transfer Agent, the form and substance of which opinion shall be reasonably satisfactory to the Company and the Transfer Agent, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.  As a condition of transfer (other than pursuant to clauses (i), (ii) or (iii) of the preceding sentence), any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement with respect to such transferred Securities.

(b)           Legends. Certificates evidencing the Purchased Shares shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form, until such time as they are not required under Section 4.1(c) or applicable law:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT (1) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER THE SECURITIES ACT OR TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES AND (2) IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

(c)           Removal of Legends. The restrictive legend set forth in Section 4.1(b) above shall be removed and the Company shall issue a certificate without such restrictive legend or any other restrictive legend to the holder of the applicable Purchased Shares upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at the Depository Trust Company (“DTC”), if (i) such Purchased Shares are registered for resale under the Securities Act, (ii) such Purchased Shares are sold or transferred pursuant to Rule 144 (if the transferor is not an Affiliate of the Company), or (iii) such Purchased Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner-of-sale restrictions.  Following the date upon which Rule 144 becomes available for the resale of Purchased Shares, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to the Purchased Shares and without volume or manner-of-sale restrictions, upon written request by the Purchaser, the Company shall instruct the Transfer Agent to remove the legend from the Purchased Shares and shall cause its counsel to issue any legend removal opinion required by the Transfer Agent.  Any fees (with respect to the Transfer Agent, Company counsel or otherwise) associated with the issuance of such opinion or the removal of such legend shall be borne by the Company.  If a legend is no longer required pursuant to the foregoing, the Company will no later than three (3) Trading Days following the delivery by the Purchaser to the Company or the Transfer Agent (with notice to the Company) of a legended certificate or instrument representing such Purchased Shares (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer) and a representation letter to the extent required by Section 4.1(a), (such third Trading Day, the “Legend Removal Date”) deliver or cause to be delivered to the Purchaser a certificate or instrument (as the case may be) representing such Purchased Shares that is free from all restrictive legends.  The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.1(c).  Certificates for Purchased Shares free from all restrictive legends may be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with DTC as directed by the Purchaser.

(d)           Buy-In. If the Company shall fail for any reason or for no reason to issue to the Purchaser unlegended certificates within three (3) Trading Days of receipt of all documents necessary for the removal of the legend set forth above (the “Deadline Date”), then, in addition to all other remedies available to the Purchaser, if on or after the Trading Day immediately following such three (3) Trading Day period, the Purchaser purchases (in an open market transaction or otherwise) shares of Common Stock (or a broker or trading counterparty through which the Purchaser has agreed to sell shares makes such purchase) to deliver in satisfaction of a sale by the holder of shares of Common Stock that the Purchaser anticipated receiving from the Company without any restrictive legend (a “Buy-In”), then the Company shall, within three (3) Trading Days after the Purchaser’s request and in the Purchaser’s sole discretion, either (i) pay cash to the Purchaser in an amount equal to the Purchaser’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such shares of Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Purchaser a certificate or certificates representing such shares of Common Stock and pay cash to the Purchaser in an amount equal to the excess (if any) of the Buy-In Price over the product of (a) such number of shares of Common Stock, times (b) the Closing Bid Price on the Deadline Date.

4.2           Acknowledgment of Dilution.  The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock.  The Company further acknowledges that its obligations under the Transaction Documents, including without limitation its obligation to issue the Securities pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against the Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

4.3           Furnishing of Information. In order to enable the Purchaser to sell the Securities under Rule 144 of the Securities Act, for a period of one year from the Initial Closing Date, the Company shall maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.  During such one year period, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchaser and make publicly available the information described in Rule 144(c)(2), if the provision of such information will allow resales of the Securities pursuant to Rule 144.

4.4           Form D and Blue Sky. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D.  The Company, on or before the Initial Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Purchaser at the Initial Closing Date and the Subsequent Closing Date pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification). The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Initial Closing Date.

4.5           No Integration. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchaser, or that will be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

4.6           Securities Laws Disclosure; Publicity. By 9:00 a.m., New York City time, on the Trading Day immediately following the execution of this Agreement, the Company shall issue one or more press releases (each, a “Press Release”) reasonably acceptable to the Purchaser disclosing all material terms of the transactions contemplated hereby and any other material, nonpublic information that the Company may have provided the Purchaser at any time prior to the filing of the Press Release.  On or before 9:00 a.m., New York City time, on the fourth Business Day immediately following the execution of this Agreement, the Company will file a Current Report on Form 8-K with the Commission describing the terms of the Transaction Documents (and including as exhibits to such Current Report on Form 8-K the material Transaction Documents (including, without limitation, this Agreement and the Warrant Agreement)). Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Purchaser or any Affiliate or investment adviser of the Purchaser, or include the name of the Purchaser or any Affiliate or investment adviser of the Purchaser in any press release or filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of the Purchaser, except (i) as required by federal securities law in connection with the filing of final Transaction Documents with the Commission and (ii) to the extent such disclosure is required by law, at the request of the Staff of the Commission or Trading Market regulations, in which case the Company shall provide the Purchaser with prior written notice of such disclosure permitted under this subclause (ii).  From and after the issuance of the Press Release(s), the Purchaser shall not be in possession of any material, non-public information received from the Company, any Subsidiary or any of their respective officers, directors or employees, that is not disclosed in the Press Release(s). The Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company as described in this Section 4.6, the Purchaser will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

4.7           Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, and except with the express written consent of the Purchaser and unless prior thereto the Purchaser shall have executed a written agreement regarding the confidentiality and use of such information, the Company shall not, and shall cause each Subsidiary and each of their respective officers, directors, employees and agents, not to, and the Purchaser shall not directly solicit the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents to provide the Purchaser with any material, non-public information regarding the Company or any of its Subsidiaries from and after the filing of the Press Release(s).

4.8           Indemnification.

(a)           Indemnification of Purchaser. The Company will indemnify and hold the Purchaser and its directors, officers, stockholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, stockholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling person (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of (i) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (ii) any action instituted against a Purchaser Party in any capacity, or any of them or their respective affiliates, by any stockholder of the Company who is not an affiliate of such Purchaser Party, with respect to any of the transactions contemplated by this Agreement.  The Company will not be liable to any Purchaser Party under this Agreement to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents.

(b)           Conduct of Indemnification Proceedings. Promptly after receipt by any Person (the “Indemnified Person”) of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 4.8(a), such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is actually and materially and adversely prejudiced by such failure to notify. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; (ii) the Company shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Indemnified Person in such proceeding; or (iii) in the reasonable judgment of counsel to such Indemnified Person, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, delayed or conditioned, the Company shall not affect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

4.9           Listing of Common Stock. The Company will use its reasonable best efforts to list the Purchased Shares and the Warrant Shares for quotation on the OTC Bulletin Board and maintain the listing of the Purchased Shares and the Warrant Shares on the OTC Bulletin Board.

4.10           Future Actions With Respect to Outstanding Shares of Common Stock.  The Company covenants and agrees that it shall not, without the prior written consent of the Purchaser, take any action or agree to take any action that would cause or result in or could reasonably be expected to cause or result in the number of Outstanding Shares of Common Stock to be less than 50,842,320.

4.11           Use of Proceeds. The Company intends to use the net proceeds from the sale of the Securities hereunder for general corporate purposes, including, without limitation, to consummate the IPSA Acquisition and shall not use such proceeds for the redemption of any shares of Common Stock (or Common Stock Equivalents) or for the payment of any dividends on shares of Common Stock (or Common Stock Equivalents).

ARTICLE V.

CONDITIONS PRECEDENT TO THE INITIAL CLOSING AND THE SUBSEQUENT CLOSING

5.1           Conditions Precedent to the Obligations of the Purchaser to Purchase the Purchased Shares and the Warrants. The obligation of the Purchaser to purchase the Initial Shares and the Initial Warrants on the Initial Closing Date and to purchase the Subsequent Shares and the Subsequent Warrant on the Subsequent Closing Date is subject to the fulfillment to the Purchaser’s satisfaction, of each of the following conditions, any of which may be waived by the Purchaser:

(a)           Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct as of the date when made and as of the Initial

Closing Date, with respect to the Initial Closing and as of the Subsequent Closing Date, with respect to the Subsequent Closing, as though made on and as of such date, except for such representations and warranties that speak as of a specific date.

(b)           Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Initial Closing Date or Subsequent Closing Date, as applicable.

(c)           No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d)           Consents. On or prior to the Initial Closing Date, the Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary for consummation of the purchase and sale of the Purchased Shares and the Warrants (including all Required Approvals), all of which shall be and remain so long as necessary in full force and effect.

(e)           No Suspensions of Trading in Common Stock; Listing. The Common Stock (i) shall be designated for quotation or listed on the Principal Trading Market and (ii) shall not have been suspended, as of the Initial Closing Date or the Subsequent Closing Date, by the Commission or the Principal Trading Market from trading on the Principal Trading Market nor shall suspension by the Commission or the Principal Trading Market have been threatened, as of the Initial Closing Date or the Subsequent Closing Date, either (A) in writing by the Commission or the Principal Trading Market or (B) by falling below the minimum listing maintenance requirements of the Principal Trading Market.  The Company shall have obtained approval of the Principal Trading Market to list the Purchased Shares and the Warrant Shares.

(f)           Company Deliverables. The Company shall have delivered the Initial Company Deliverables in accordance with Section 2.2(a) prior to the Initial Closing Date. The Company shall have delivered the Subsequent Company Deliverables in accordance with Section 2.3(a) prior to the Subsequent Closing Date.

(g)           Compliance Certificate. The Company shall have delivered to the Purchaser a certificate, dated as of the Initial Closing Date with respect to the Initial Closing and dated as of the Subsequent Closing Date with respect to the Subsequent Closing, in each case signed by its Chief Executive Officer or its Chief Financial Officer, dated as of the applicable closing date, certifying to the fulfillment of the conditions specified in Sections 5.1(a) and (b) in the form attached hereto as Exhibit E.

(h)           Termination. This Agreement shall not have been terminated as to the Purchaser in accordance with Section 6.15 herein.

5.2           Conditions Precedent to the Obligations of the Company to sell the Purchased Shares and the Warrants. The Company’s obligation to sell and issue the Initial Shares and the Initial Warrants on the Initial Closing Date and to sell and issue the Subsequent Shares and the Subsequent Warrant on the Subsequent Closing Date is subject to the fulfillment to the satisfaction of the Company of each of the following conditions, any of which may be waived by the Company:

(a)           Representations and Warranties. The representations and warranties made by the Purchaser in Section 3.2 hereof shall be true and correct as of the date when made, and as of the Initial Closing Date, with respect to the Initial Closing and as of the Subsequent Closing Date, with respect to the Subsequent Closing, as though made on and as of such date, except for representations and warranties that speak as of a specific date.

(b)           Performance. The Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Purchaser at or prior to the Initial Closing Date or Subsequent Closing Date, as applicable.

(c)           No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d)           Consents. On or prior to the Initial Closing Date, the Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary for consummation of the purchase and sale of the Purchased Shares and the Warrants, all of which shall be and remain so long as necessary in full force and effect.

(e)           Purchaser Deliverables. The Purchaser shall have delivered the Initial Purchaser Deliverables in accordance with Section 2.2(b) prior to the Initial Closing Date. The Purchaser shall have delivered the Subsequent Purchaser Deliverables in accordance with Section 2.3(b) prior to the Subsequent Closing Date.

(f)           Termination. This Agreement shall not have been terminated as to the Purchaser in accordance with Section 6.15 herein.

ARTICLE VI.

MISCELLANEOUS

6.1           Fees and Expenses.  The Company and the Purchaser shall each pay the fees and expenses of their respective advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party in connection with the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of the Securities to the Purchaser.

6.2           Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Initial Closing, and without further consideration, the Company and the Purchaser will execute and deliver to the other such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

6.3           Notices.  All notices and other communications provided for hereunder shall be in writing and personally delivered, delivered by nationally-recognized overnight courier, mailed, or sent by facsimile, with confirmation, if to the Company or to the Purchaser, to:

(i) if to the Company,

root9B Technologies, Inc.
4521 Sharon Road #300
Charlotte, NC  28211-3627
Attention:  Chief Financial Officer

With a copy to:

Ruskin Moscou Faltischek, P.C.
East Tower, 15th Floor
1425 RXR Plaza
Uniondale, NY 11556-1425
Telephone No.: (516) 663-6600
Facsimile No.: (516) 663-6891
Attention: Seth I. Rubin

(ii) if to the Purchaser, at the address shown on the signature page hereto,

With a copy to:

or to such other address as the party to whom notice is to be given may have furnished to the other in writing in accordance with the provisions of this Section 6.3. Any such notice or communication will be deemed to have been received: (A) in the case of telecopy or personal delivery, on the date of such delivery; (B) in the case of nationally-recognized overnight courier, on the next business day after the date sent; and (C) if by registered or certified mail, on the third business day following the date postmarked.

6.4           Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser, or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

6.5           Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

6.6           Successors and Assigns. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their successors and permitted assigns. This Agreement, or any rights or obligations hereunder, may not be assigned by the Company without the prior written consent of the Purchaser.  The Purchaser may assign its rights hereunder in whole or in part to any Person to whom the Purchaser assigns or transfers any Securities in compliance with the Transaction Documents and applicable law, provided such transferee shall agree in writing to be bound, with respect to the transferred Securities, by the terms and conditions of this Agreement that apply to the “Purchaser”.

6.7           No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

6.8           Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the Delaware Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Delaware Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such Delaware Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

6.9           Survival. Subject to applicable statute of limitations, the representations, warranties, agreements and covenants contained herein shall survive the Initial Closing and the delivery of the Purchased Shares and the Warrants.

6.10           Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

6.11           Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

           6.12           Replacement of Securities.  If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company and the Transfer Agent of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company and the Transfer Agent for any losses in connection therewith or, if required by the Transfer Agent, a bond in such form and amount as is required by the Transfer Agent. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities. If a replacement certificate or instrument evidencing any Securities is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

6.13           Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate.

6.14           Adjustments in Common Stock Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof and prior to the Subsequent Closing, each reference in any Transaction Document to a number of shares or a price per share shall be deemed to be amended to appropriately account for such event.

6.15           Termination. This Agreement may be terminated and the sale and purchase of the Securities abandoned at any time prior to the Initial Closing Date by either the Company or the Purchaser upon written notice to the other, if the Initial Closing has not been consummated on or prior to 5:00 p.m., New York City time, on the Outside Date; provided, however, that the right to terminate this Agreement under this Section 6.15 shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Initial Closing to occur on or before such time.  Nothing in this Section 6.15 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents. Upon a termination in accordance with this Section, the Company and the Purchaser shall not have any further obligation or liability (including arising from such termination) to the other.

6.16           Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever the Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ROOT9B TECHNOLOGIES, INC.

By:_______________________________________

Name:

Title:

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EXHIBITS
A:           Form of Warrant Agreement
B:           Accredited Investor Questionnaire
C:           Form of Opinion of Company Counsel
D:           Form of Secretary’s Certificate
E:           Form of Officer’s Certificate

SCHEDULES

3.1(a) Subsidiaries

3.1(g) Capitalization

3.1(g)(iv) Registration Rights